BDO

Tel : +852 2541 5041
Fax: +852 2815 2239
www.bdo.com.hk

電話：+852 2541 5041
傳真：+852 2815 2239
www.bdo.com.hk

25th Floor Wing On Centre
111 Connaught Road Central
Hong Kong

香港干諾道中111號
永安中心25樓

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549
USA

June 23, 2011

Dear Sirs

We have been furnished with a copy of the response to Item 4.01 of Form 8-K for the event that occurred on June 22, 2011, to be filed by our former client, China-Biotics, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Yours faithfully

BDO Limited

BDO Limited